Exhibit 10.1

FIRST AMENDMENT TO BOND EXCHANGE,
REIMBURSEMENT, PLEDGE AND SECURITY AGREEMENT

between

FEDERAL HOME LOAN MORTGAGE CORPORATION

and

ATAX TEBS I, LLC
as Sponsor

Relating to

Freddie Mac
Multifamily M Certificates
Series M-024

Dated July 16, 2019

First Amendment to Bond Exchange, Reimbursement,
Pledge And Security Agreement

This First Amendment to Bond Exchange, Reimbursement, Pledge And Security Agreement (this “First Amendment”) is made and entered into as of the 16th day of July, 2019 (the “Amendment Date”), by and between the Federal Home Loan Mortgage Corporation, a shareholder-owned government-sponsored enterprise of the United States of America (“Freddie Mac”) and ATAX TEBS I, LLC (the “Sponsor”), and amends the Bond Exchange, Reimbursement, Pledge and Security Agreement dated as of September 1, 2010 (the "Original Agreement" and together with this First Amendment and any future amendments or supplements thereto, the “Agreement”), between Freddie Mac and the Sponsor.

RECITALS:

1.Pursuant to the Original Agreement, Freddie Mac agreed with the Sponsor to exchange certain Certificates described below for certain tax-exempt multifamily housing revenue bonds owned by the Sponsor or senior custodial receipts representing a senior interest therein (the “Bonds”).

2.Freddie Mac deposited the Bonds pursuant to a Series Certificate Agreement dated as of September 1, 2010 (the “Original Series Certificate Agreement” and together with the attached Standard Terms of the Series Certificate Agreement and the First Supplement to Series Certificate Agreement (defined below), the “Series Certificate Agreement”), between Freddie Mac, in its corporate capacity and Freddie Mac as Administrator.  Class A Certificates and Class B Certificates were issued pursuant to the Series Certificate Agreement.

3.Pursuant to the Series Certificate Agreement and the Original Agreement, at the request of the Sponsor, Freddie Mac agreed to provide the Credit Enhancement for the Certificates issued thereunder and to provide liquidity support for the Class A Certificates issued thereunder on the terms provided in the Series Certificate Agreement.

4.Pursuant to the First Supplement to Series Certificate Agreement dated as of the date hereof (the "First Supplement to Series Certificate Agreement") between Freddie Mac, in its corporate capacity and Freddie Mac as Administrator, and consented to by the Sponsor, the Original Series Certificate Agreement is being amended to convert the Reset Rate on the Class A Certificates to a Term Reset Rate of 2.304% per annum which will be in effect commencing on the Amendment Date through the Series Expiration Date.  Upon conversion to the Term Reset Rate certain provisions of the Series Certificate Agreement no longer apply to the Class A Certificates including, inter alia, the Tender Option, the Optional Disposition Right and Mandatory Tenders (other than with respect to a Credit Provider Termination Event (as defined herein or a Clean-Up Event).

5.In connection with the conversion of the interest rate mode on the Class A Certificates to the Term Reset Rate, the parties have agreed to make certain amendments to the Original Agreement, including, inter alia, (i) the amendment of the Freddie Mac Fee to sixty-seven basis points, and (ii) the removal of the requirement to maintain a Hedge and to fund the Cap Fee Escrow.

6.On the date hereof, the Class A Certificates are being redesignated as "Freddie Mac Multifamily M Certificates Series M-024, Class A".

7.All initially capitalized terms included but not otherwise specifically defined in this First Amendment shall have the same meanings, respectively, as the defined terms contained in the Original Agreement.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Freddie Mac and the Sponsor do hereby agree as follows:

Section 1.Amended Definitions.  The following definitions contained in Section 1.1. of the Original Agreement are amended and restated in their entirety as follows (added language is underlined and deleted language is struck-through):

“Advance” means ~~either~~ a Credit Advance ~~or a Liquidity Advance~~.

“Credit Advance” means any advance by Freddie Mac under this Agreement or the Series Certificate Agreement ~~(other than a Liquidity Advance)~~, including but not limited to (i) an advance to pay principal or interest distributable with respect to any Class A Certificates or Deposited Asset, (ii) any advance to cure a Breach, (iii) [Reserved] ~~an advance by Freddie Mac pursuant to the terms of this Agreement to purchase a Subsequent Hedge~~, (iv) any advance in connection with a Mandatory Tender Event pursuant to Section 6.04 of the Series Certificate Agreement ~~or an Optional Disposition Right pursuant to Section 7.05 of the Series Certificate Agreement~~, (v) an advance in connection with a Release Event pursuant to Section 3.08 of the Series Certificate Agreement, (vi) an advance to pay any portion of the Fee Component or any other fee due and owing that the Sponsor fails to cause to be paid in accordance with the Sponsor Documents, the non-payment of which jeopardizes the security pledged hereunder, (viii) any advance to pay property taxes due but unpaid or any other unpaid assessments or impositions with respect to a Mortgaged Property and (ix) any advance in connection with an Enforcement Action.

“Freddie Mac Fee” means the fee payable to Freddie Mac for providing the Credit Enhancement, the Liquidity Facility and for serving as Administrator and Pledge Custodian.  Such fee shall be an amount equal to one-twelfth of 0.67% (sixty-seven basis points) ~~1.67% (one hundred sixty-seven basis points)~~ times the Current Class A Certificate Balance, and shall be calculated on the basis of a 360-day year of twelve (12) thirty (30) day months ~~365/366 day year for the actual number of days elapsed~~.  Such fee shall be payable as provided in Section 3.3 and shall accrue monthly based upon the Current Class A Certificate Balance as of the first day of each month.  If an Administrator or Pledge Custodian other than Freddie Mac is appointed, Freddie Mac will allocate a portion of the Freddie Mac Fee to the payment of the fees of such substitute Administrator or Pledge Custodian.  The Freddie Mac Fee does not include fees for extraordinary services of the Administrator or Pledge Custodian.

“Pledged Class A Certificate” means ~~(a) any Class A Certificate following an optional tender by its Holder or the exercise by such Holder of its Optional Disposition Right during the period from and including the date of its purchase by the Administrator on behalf of and as agent for the Sponsor with an Advance under Section 6.01(b) of the Series Certificate Agreement but excluding the date on which such Class A Certificate is remarketed to any person other than Freddie Mac, the Sponsor or any Affiliate of the Sponsor and (b)~~ any Class A Certificate purchased by the Administrator on behalf of and as agent for the Sponsor from monies paid by Freddie Mac pursuant to the Liquidity Facility following the occurrence of a Mandatory Tender Event.

“Purchase Date” means ~~(a) during the Weekly Reset Period, any Business Day specified by a Class A Certificateholder as the date on which Class A Certificates owned by such Class A Certificateholder are to be purchased in accordance with the provisions of Section 6.03 of the Series Certificate Agreement, (b)~~ any date on which the Class A Certificates are subject to mandatory tender in accordance with the provisions of Section 6.04 of the Series Certificate Agreement ~~and (c) any date on which the Class A Certificates are subject to optional disposition in accordance with the provisions of Section 7.05 of the Series Certificate Agreement~~.

“Servicing Fee” means the monthly fee due the Servicer under the Servicing Agreement in an amount equal to one-twelfth of 0.08% (eight basis points) times the outstanding principal balance of each Bond Mortgage Loan, calculated on the basis of a 360-day year of twelve (12) thirty (30) day months ~~365/366 day year for the actual number of days elapsed~~.

“Sponsor Documents” means this Agreement, the Series Certificate Agreement, the Servicing Agreement, the Remarketing Agreement, the Repair Escrow Agreement, the Guaranty, ~~each Hedge Agreement,~~ the Custody Agreement, the Ohio Portfolio Escrow Agreement, the Villages at Lost Creek Escrow Agreement and any other agreement, instrument or certificate executed by the Sponsor or by the Guarantor in connection with the transactions contemplated thereby.

Section 2.Deleted Definitions.  The definitions for the following terms contained in Section 1.1. of the Original Agreement are deleted in their entirety and references to such terms contained in the Original Agreement are hereby deleted:

“Cap”

"Cap Agreement"

"Cap Documents"

“Cap Fee Escrow”

“Cap Payments”

"Counterparty"

"Hedge" or "Hedge Agreement"

“Hedge Collateral”

"Index Rate"

“Liquidity Advance”

“Liquidity Commitment Termination Date”

“Optional Series Pool Release Date”

“Strike Rate”

"Subsequent Hedge" or "Subsequent Hedge Agreement"

“Subsequent Hedge Period”

“Swap” or “Swap Agreement”

“Swap Credit Enhancement Agreement”

Section 3.Additional Amendments to the Original Agreement.  The Original Agreement is amended as stated below:

(a)Section 3.3(a) is hereby amended to delete the text of Sections 3.3(a)(ii), (iv) and (v) and to insert “[Reserved]”.

(b)Section 3.4 is hereby amended to delete the text thereof and to insert "[Reserved]" in its place and references to such section contained in the Original Agreement are hereby deleted.

(c)Section 3.14(a) is hereby amended to delete the phrase "Liquidity Advance" therein and to replace it with "Credit Advance".

(d)Section 3.21 is hereby amended to delete the text thereof and to insert "[Reserved]" in its place and references to such section contained in the Original Agreement are hereby deleted.

(e)Section 3.22 is hereby amended to delete the text thereof and to insert "[Reserved]" in its place and references to such section contained in the Original Agreement are hereby deleted.

(f)Article V is hereby amended delete the text thereof and to insert "[Reserved]" in its place.

(g)Article VI is hereby amended to delete the phrase "the Hedge Collateral as provided in Article V" in the first sentence thereof.

(h)Section 7.1 is hereby amended to delete the text of subsections (e), (h) and (i) and to insert "[Reserved]" in their place.

(i)Section 8.6 is hereby amended and restated to read as follows (added language is underlined and deleted language is struck-through):

Section 8.6Release of Class B Certificates and Pledged Class A Certificates. ~~If the Pledge Custodian has received written notice from Freddie Mac (provided no written notice shall be required when Freddie Mac is also acting as the Pledge Custodian) that Freddie Mac has been fully reimbursed by the Sponsor for all Obligations relating to any Available Remarketing Class A Certificate (and Freddie Mac agrees to give such notice promptly following full reimbursement), the Pledge Custodian shall release such Available Remarketing Class A Certificate to the Administrator for delivery to the Sponsor or, if applicable, in connection with a remarketing to the purchasers of such Pledged Class A Certificates; provided, however, that in no event will a Pledged Class A Certificate that is not an Available Remarketing Class A Certificate be released from the pledge of this Agreement until the date of termination of the pledge of all Class B Certificates pursuant to Section 8.18.~~  The Pledge Custodian shall not release any Class B Certificates to the Sponsor (or any permitted transferee thereof under Section 8.19) until the date of termination of the pledge of the Class B Certificates pursuant to Section 8.18 unless the Pledge Custodian receives prior written direction from Freddie Mac with respect to the release of all or a portion of the Class B Certificates.  The release of any ~~Pledged Class A Certificate or~~ Class B Certificate, as applicable, shall be free and clear of the security interest created by this Agreement.  If directed in writing by Freddie Mac if an Event of Default exists, the Pledge Custodian shall deliver Pledged Class A Certificates ~~that are not Available Remarketing Class A Certificates~~ to the Administrator for cancellation in exchange for the Deposited Assets related thereto as soon as such Deposited Assets have been received by the Pledge Custodian from the Administrator.  Any such Deposited Assets so received shall be held hereunder as Purchased Assets and notice thereof shall be provided to the Sponsor.

Section 4.Representations and Warranties.  The Sponsor represents and warrants that (a) the execution and delivery of this First Amendment does not contravene, result in a breach of, or constitute a default under, any deed of trust, loan agreement, indenture or other contract or agreement to which the Sponsor is a party or by which the Sponsor or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both); (b) this First Amendment constitutes the legal, valid and binding obligation of the Sponsor, enforceable in accordance with its terms; (c) the execution and delivery of, and performance under, this First Amendment are within the Sponsor’s power and authority without the joinder or consent of any other party, have been duly authorized by all requisite action and are not in contravention of any law, or of the Sponsor’s charter, bylaws or other corporate organizational documents or of any indenture, agreement or undertaking to which the Sponsor is a party or by which it is bound; (d) there exists no default under any of the Sponsor Documents, after giving effect to this First Amendment; and (e) there are no offsets or defenses against any of the Sponsor’s obligations under the Sponsor Documents.  Additionally, the Sponsor represents and warrants that the information with respect to the Bonds, the Enhanced Custodial Receipts and the Mortgaged Properties set forth on Appendices A-1 and A-2 to the Amended Offering Circular Supplement dated July 10, 2019 is true and correct in all material respects.

Section 5.Expenses.  Without limiting any provision of the Original Agreement, the Sponsor shall pay all reasonable costs and expenses of Freddie Mac (including the fees and expenses of Freddie Mac’s attorneys) in connection with this First Amendment and the transactions contemplated hereby, including all such fees and expenses incurred in connection with the preparation, negotiation, review, approval, execution and delivery of this First Amendment and all of the documents and instruments to be made pursuant hereto.

Section 6.Miscellaneous.

(a)This First Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

(b)Except as modified hereby, all terms, covenants and conditions of the Original Agreement remain unchanged and are in full force and effect.

(c)This First Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(d)The invalidity or enforceability of any provision of this First Amendment shall not affect the validity of any other provision and all other provisions shall remain in full force and effect.

[Signature Pages Follow]

In Witness Whereof, the Sponsor and Freddie Mac have executed this First Amendment as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE
CORPORATION

By:	/s/ Curtis Melvin
Curtis Melvin
Multifamily, Production Director

[Freddie Mac Signature Page to First Amendment to
Bond Exchange, Reimbursement, Pledge and Security Agreement - Series M-024]

ATAX TEBS I, LLC

By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (f/k/a America First Tax Exempt Investors, L.P.), its Sole Member

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
Its:	General Partner

By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Craig S. Allen
Craig S. Allen
CFO

[Sponsor Signature Page to First Amendment to
Bond Exchange, Reimbursement, Pledge and Security Agreement - Series M-024]

ACKNOWLEDGEMENT

The undersigned acknowledges the foregoing First Amendment and affirms its obligations (as amended hereby) pursuant to the Limited Support Agreement dated as of September 1, 2010, by and between America First Multifamily Investors, L.P. (f/k/a America First Tax Exempt Investors) and Freddie Mac.

America FIRST MULTIFAMILY INVESTORS, L.P. (f/k/a America First Tax Exempt Investors), as Guarantor

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
Its:	General Partner

By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Craig S. Allen
Craig S. Allen
Chief Financial Officer

[Acknowledgement Page to First Amendment to
Bond Exchange, Reimbursement, Pledge and Security Agreement - Series M-024]